Exhibit 99.1
Investor Contact:       Richard E. Koch
(203) 750-3254

Press Contact:    Thomas J. Fitzgerald
(203) 750-3831

News

Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

FOR IMMEDIATE RELEASE

Olin to Close Indianapolis Brass Plant

NORWALK, CT, January 10, 2003 – Olin Corporation (NYSE: OLN) announced today its decision to close its manufacturing plant in Indianapolis, Indiana. The plant manufactures copper and copper alloy sheet and strip products and employs approximately 200 people.

An advance notification, which is required by the federal WARN Act, is being provided to the plant’s salaried employees, union leadership, the Mayor of Indianapolis, and the State of Indiana’s Department of Workforce Development.

As a result of this closure, production at the Indianapolis strip mill will be consolidated within Olin’s East Alton, Illinois, facility. While the Indianapolis mill has been an important part of the Metals segment since its acquisition in 1988, reduced domestic consumption of strip products combined with capacity additions at East Alton, has lessened the need to maintain the Indianapolis production base.

“This has been a difficult decision. We regret that we have to take this action, but it reflects the reality of current business conditions and the need to continually optimize manufacturing capabilities,” said Joseph D. Rupp, President and Chief Executive Officer of Olin Corporation. As a result of this closure and certain other actions, the company expects to record a restructuring charge in the $50 million pretax range in the first quarter.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “will,” “estimate,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements include, but are not limited to, the following, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K/A for the year ended December 31, 2001:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper;

•
extraordinary events, such as the attacks on the World Trade Center and the Pentagon that occurred on September 11, 2001 or war with one or more countries, including a possible conflict with Iraq which was the subject of a Congressional Resolution in the fall of 2002;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;
•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service;
•	unforeseen effects of competition;
•	environmental costs and other expenditures in excess of those projected;
•	higher-than-expected raw material and utility or transportation and/or logistics costs;
•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of production hazards;
•	unexpected additional taxes and related interest as the result of pending income tax audits; and
•	the effects of a continued depressed stock market on the asset values and declining long-term interest rates on the liabilities in our pension plan.

All of our forward-looking statements should be considered in light of these factors.